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Exhibit 5

[Company Letterhead]

April 15, 2004

Ameron International Corporation
245 South Los Robles Avenue
Pasadena, CA 91101

        Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        I have examined the Registration Statement on Form S-8 (the "Registration Statement") of Ameron International Corporation, a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of 1,167,601 shares of its common stock, par value $2.50 per share, (a) 525,000 shares of which are issuable pursuant to eligible employees of the Company pursuant to the Company 2004 Stock Incentive Plan and (b) 642,601 shares of which were issued to eligible employees of the Company pursuant to the Company's prior stock option plans as follows: (i) 61,500 shares issued pursuant to its 2001 Incentive Stock Compensation Plan for which a prior registration statement on Form S-8 (Registration No. 333-61816) was filed on May 29, 2001, (ii) 52,000 shares issued pursuant to its 1994 Nonemployee Director Stock Option Plan for which a prior registration statement on Form S-8 (Registration No. 333-59697) was filed on May 31, 1995 and (iii) 529,101 shares issued pursuant to its 1992 Incentive Stock Compensation Plan for which a registration statement on Form S-8 (Registration No. 33-57308) was filed on January 22, 1993.

        For the purpose of the opinion set forth below, I have examined and am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares, including such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as I have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, I have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. With respect to agreements and instruments executed by natural persons, I have assumed the legal competency of such persons.

        On the basis of the foregoing examination, and in reliance thereon, I am of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable) the Shares have been duly authorized and, when issued in accordance with the terms of the Registration Statement, will be validly issued, fully paid and nonassessable.

        I am admitted to practice in the State of California, and am not admitted to practice in the State of Delaware. However, for the limited purposes of my opinion set forth above, I am generally familiar with the Delaware General Corporation Law (the "DGCL") as presently in effect and have made such inquires as I consider necessary to render this opinion with respect to a Delaware corporation. This opinion letter is limited to the current federal laws of the United States, the laws of the State of California and, to the limited extent set forth above, the DGCL, as such laws presently exist and to the facts as they presently exist. I express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. I assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of my name under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

/s/ JAVIER SOLIS
Javier Solis
Senior Vice President, Secretary and General Counsel

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  Exhibit 5